Exhibit 99.1

press release

Level 3 Reports First Quarter 2012 Results

First Quarter 2012 Highlights

•                  Total Revenue of $1.586 billion

•                  Improving quarterly sequential Core Network Services revenue growth of 1.2 percent on a constant currency basis

•                  Core Network Services revenue from enterprise customers increased 3 percent sequentially and 11 percent year-over-year on a constant currency basis

•                  Adjusted EBITDA increased 21 percent sequentially to $327 million

•                  Excluding losses on debt extinguishment, net loss of $0.37 per share for the first quarter 2012, compared to a net loss from continuing operations of $1.64 per share for the first quarter 2011

•                  Company remains on track to achieve $300 million of projected total run-rate Adjusted EBITDA synergies and $40 million of capital expense synergies

BROOMFIELD, Colo., May 3, 2012 — Level 3 Communications, Inc. (NYSE: LVLT) reported total revenue of $1.586 billion for the first quarter 2012, an increase compared to $1.579 billion for the fourth quarter 2011.

The net loss for the first quarter 2012 was $138 million compared to a net loss from continuing operations of $235 million in the fourth quarter 2011. On a per share basis and excluding losses on extinguishment of debt, these losses were $0.37 for the first quarter 2012 and $1.02 for the fourth quarter 2011.

Consolidated Adjusted EBITDA increased to $327 million in the first quarter 2012, compared to $271 million in the fourth quarter 2011.

“We made good progress on integration this quarter, while delivering growth in revenue and Adjusted EBITDA,” said James Q. Crowe, CEO of Level 3. With our continued focus on customer experience and the strong demand we see in the market, we believe we are well-positioned for continued growth.”

Financial Results

Metric ($ in millions)	First Quarter 2012	Fourth Quarter 2011	First Quarter 2011 Pro Forma(1)(3)
Core Network Services Revenue	$1,382	$1,368	$1,308
Wholesale Voice Services and Other Revenue	$204	$211	$240
Total Revenue	$1,586	$1,579	$1,548
Adjusted EBITDA(1)	$327	$271	$298
Capital Expenditures	$138	$148	$151
Unlevered Cash Flow(1)	$14	$202	$(1)
Free Cash Flow(1)	$(213)	$41	$(207)
Gross Margin(1)	58.6%	58.2%	56.7%
Adjusted EBITDA Margin(1)	20.6%	17.2%	19.3%
Net Loss(2)	$138	$235	$231
Net Loss Per Share(2)	$0.66	$1.15	$1.15

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Net loss for all periods include losses on the extinguishment of debt and exclude the results attributable to the discontinued coal business in the fourth quarter 2011 and first quarter 2011.

(3)         References to “pro forma” figures assume the Global Crossing acquisition took place on the first day of the period referenced.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	First Quarter 2012	Fourth Quarter 2011	Percent Change, As Reported	First Quarter 2011 Pro Forma(1)(3)	Percent Change, As Reported
North America	$991	$976	2%	$927	7%
Wholesale	$381	$388	(2)%	$381	—
Enterprise	$610	$588	4%	$546	12%

EMEA	$219	$224	(2)%	$226	(3)%
Wholesale	$92	$94	(2)%	$96	(4)%
Enterprise	$79	$80	(1)%	$72	10%
UK Government	$48	$50	(4)%	$58	(17)%

Latin America	$172	$168	2%	$155	11%
Wholesale	$34	$35	(3)%	$36	(6)%
Enterprise	$138	$133	4%	$119	16%

Total CNS Revenue	$1,382	$1,368	1%	$1,308	6%
Wholesale	$507	$517	(2)%	$513	(1)%
Enterprise(2)	$875	$851	3%	$795	10%

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Includes EMEA UK Government

(3)         References to “pro forma” figures assume the Global Crossing acquisition took place on the first day of the period referenced.

Core Network Services

Core Network Services revenue grew sequentially to $1.382 billion in the first quarter 2012, an increase of approximately 1.2 percent on a constant currency basis.

“We were pleased to see that sequential Core Network Services revenue growth strengthened this quarter,” said Sunit Patel, executive vice president and CFO of Level 3. “We saw strong revenue performance from our enterprise customers, with Core Network Services growth on a constant currency basis of 3 percent sequentially and 11 percent year-over-year. On a constant currency basis, Core Network Services revenue in EMEA declined 0.8 percent sequentially, also improving compared to the declines we saw last quarter. We believe that the EMEA business has now stabilized, and is positioned for sequential growth.”

Deferred Revenue

The deferred revenue balance was $1.143 billion at the end of the first quarter 2012, compared to $1.149 billion at the end of the fourth quarter 2011.

Cost of Revenue

Cost of revenue decreased to $657 million in the first quarter 2012, compared to $660 million in the fourth quarter 2011.

Gross margin improved to 58.6 percent for the first quarter 2012, compared to 58.2 percent in the fourth quarter 2011.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense, SG&A was $602 million in the first quarter 2012, compared to $648 million in the fourth quarter 2011. SG&A included $15 million of integration costs in the first quarter 2012, compared to $62 million of transaction and integration costs in the fourth quarter 2011.

SG&A, including non-cash compensation expense, was $626 million for the first quarter 2012, compared to $681 million for the fourth quarter 2011. Non-cash compensation expense was $24 million and $33 million for the first quarter 2012 and fourth quarter 2011, respectively.

Adjusted EBITDA

Adjusted EBITDA increased sequentially to $327 million for the first quarter 2012, compared to $271 million for the fourth quarter 2011, including transaction and integration expenses in both periods. Pro forma Adjusted EBITDA for the first quarter 2011 was $298 million.

Adjusted EBITDA margin increased to 20.6 percent for the first quarter 2012, compared to 17.2 percent for the fourth quarter 2011.

Consolidated Cash Flow and Liquidity

During the first quarter 2012, Unlevered Cash Flow was $14 million, compared to negative $1 million in the first quarter 2011 on a pro forma basis.

Free Cash Flow was negative $213 million for the first quarter 2012, compared to negative $207 million in the first quarter 2011 on a pro forma basis. Consistent with previous years, free cash flow use is heavy in the first quarter, due to working capital uses including annual bonus payments, prepayments, maintenance contracts, property and payroll tax payments.

Cash interest expense was $66 million higher in the first quarter 2012 compared to the fourth quarter 2011.

During the first quarter 2012, Level 3 Financing, Inc., issued $900 million aggregate principal amount of its 8.625% Senior Notes due 2020. In conjunction with this transaction, Level 3 Financing redeemed all $807 million aggregate principal amount outstanding of its 9.25% Senior Notes due 2014.

Also during the quarter, the company completed an exchange of approximately $100 million aggregate principal amount of its outstanding 15% Convertible Senior Notes due 2013 for a total of approximately 5.4 million shares of common stock.

As of March 31, 2012, the company had cash of approximately $748 million.

Integration Update

“We continued to make progress with our integration initiatives this quarter,” said Jeff Storey, president and COO of Level 3. “We established our product roadmap for 2012 and have already begun to make services such as CDN and collaboration available across our larger network footprint. We continue to integrate our network assets by further interconnecting our networks and optimizing the underlying cost of providing services. The customer experience remains our top priority, and to that end, we have implemented a unified customer survey process to closely monitor customer satisfaction. I am pleased to say our customers tell us that they are continuing to receive the excellent level of customer service they have come to expect from Level 3.”

Business Outlook

“We are reiterating the guidance we provided on our fourth quarter 2011 call,” said Patel. “We expect Core Network Services revenue to continue to grow sequentially for the rest of the year. We remain confident in our expectations for 20 to 25 percent Adjusted EBITDA growth for the full year 2012 from the starting point of $1.216 billion of pro forma Adjusted EBITDA for 2011.”

“Given the capital markets transactions we completed in the first quarter, we are updating our interest expense guidance for the full year 2012, and now expect GAAP interest expense of approximately $730 million and net cash interest expense of approximately $675 million. We continue to expect capital expenditures for the full year 2012 to be approximately 12 percent of total revenue. In the aggregate for the remaining three quarters of 2012, we expect Free Cash Flow to be positive. We continue to have confidence in our outlook for this year, and expect to grow the business for the remainder of 2012.”

Conference Call and Website Information

Level 3 will hold a conference call to discuss the company’s first quarter 2012 results today at 9 a.m. ET. The conference call will be broadcast live on Level 3’s Investor Relations website at http://lvlt.client.shareholder.com/events.cfm. If you are unable to join the call via the Web, the call can be accessed live at 1 877-368-9472 (U.S. Domestic) or 1 212-231-2908 (International). Questions can also be sent to Investor.Relations@Level3.com.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 1 p.m. ET on May 3, 2012 until 1 p.m. ET on Aug 3, 2012. The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21588027.

For additional information, please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 450 markets in 45 countries over a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3), Think Ahead, the Level 3 Logo and the Level 3 Think Ahead logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http:// http://lvlt.client.shareholder.com/.  Level 3 uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; obtain additional financing, particularly in the event of disruptions in the financial markets; manage continued or accelerated decreases in market pricing for communications services; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that could adversely affect the company’s competitiveness; defend intellectual property and proprietary rights; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Monica Martinez	Mark Stoutenberg
+1 720-888-3991	+1 720-888-2518
Monica.Martinez@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization, non-cash stock compensation expense, and discontinued operations.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q1 2012

(in millions)

Net Loss	$(138)
Income Tax Expense	14
Total Other Expense	240
Depreciation and Amortization	187
Non-Cash Stock Compensation	24
Adjusted EBITDA	$327

Adjusted EBITDA Margin	20.6%

Adjusted EBITDA Metric

Q4 2011

(in millions)

Net Loss	$(163)
Income Tax Expense	5
Total Other Expense	275
Depreciation and Amortization	193
Non-Cash Stock Compensation	33
Income from Discontinued Operations	(72)
Adjusted EBITDA	$271

Adjusted EBITDA Margin	17.2%

Adjusted EBITDA Metric*

Q1 2011

(in millions)

Net Loss	$(205)
Income Tax Expense	27
Total Other Expense	174
Depreciation and Amortization	203
Non-Cash Stock Compensation	25
Loss from Discontinued Operations	1
Adjusted EBITDA	$225

Adjusted EBITDA Margin	24.6%

* Includes Level 3 Communications results prior to the acquisition of Global Crossing on October 4, 2011.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’s growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions including related cash transaction and integration costs. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended March 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Used In Operating Activities of Continuing Operations	$(75)	$(75)
Capital Expenditures	$(138)	$(138)
Cash Interest Paid	$228	N/A
Interest Income	$(1)	N/A
Total	$14	$(213)

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$189	$189
Capital Expenditures	$(148)	$(148)
Cash Interest Paid	$162	N/A
Interest Income	$(1)	N/A
Total	$202	$41

Unlevered Cash Flow and Free Cash Flow*
Three Months Ended March 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$1	$1
Capital Expenditures	$(115)	$(115)
Cash Interest Paid	$156	N/A
Interest Income	N/A	N/A
Total	$42	$(114)

* Schedule has been updated for the removal of Discontinued Operations.

Pro Forma Combined Company Results

The following tables reflect the pro forma combined company results of Level 3 and Global Crossing for the three months ended March 31, 2011.  The tables begin with the pre-acquisition historical results in the columns labeled “Level 3” and “Global Crossing.”  The column labeled “Intercompany Eliminations,” includes adjustments to remove transactions between Level 3 and Global Crossing.  The column “Pro Forma Adjustments,” includes adjustments as a result of purchase price accounting and changes in debt structure as a result of the acquisition.

	Pro Forma Consolidated Statements of Operations (unaudited)
	Three Months Ended March 31, 2011
(dollars in millions)	Level 3	Global Crossing (1)	Intercompany Eliminations	Pro Forma Adjustments	Total

Revenue	$914	$661	$(15)	$(12)	$1,548
Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	357	324	(10)	—	671
Depreciation and Amortization	203	80	—	(15)	268
Selling, General, and Administrative	357	253	(2)	—	608
Total Costs and Expenses	917	657	(12)	(15)	1,547

Operating Income (Loss)	(3)	4	(3)	3	1

Other Income (Expense):
Interest income	—	—	—	—	—
Interest expense	(157)	(45)	—	6	(196)
Loss on extinguishment of debt, net	(20)	—	—	—	(20)
Other, net	3	18	—	—	21
Total Other Expense	(174)	(27)	—	6	(195)

Loss Before Income Taxes	(177)	(23)	(3)	9	(194)
Income Tax Expense	(27)	(10)	—	—	(37)
Loss From Continuing Operations	(204)	(33)	(3)	9	(231)
Loss from Discontinued Operations	(1)	—	—	—	(1)
Net Loss	$(205)	$(33)	$(3)	$9	$(232)

Basic and Diluted Loss per Share (2)
Loss from continuing operations	$(1.82)				$(1.15)
Loss from discontinued operations	(0.01)				(0.01)
Loss per share	$(1.83)				$(1.16)

Shares used to compute loss per share (2)	112,079			88,530	200,609

(1)         Certain reclassifications have been made to conform to Level 3 reporting.

(2)         Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

	Pro Forma Adjusted EBITDA
	Three Months Ended March 31, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments	Total

Consolidated Net Loss	$(205)	$(33)	$(3)	$9	$(232)
Income tax expense	27	10	—	—	37
Total other expense	174	27	—	(6)	195
Depreciation and amortization expense	203	80	—	(15)	268
Non-cash compensation expense	25	4	—	—	29
Loss from Disposal of Operations	1	—	—	—	1
Consolidated Adjusted EBITDA	$225	$88	$(3)	$(12)	$298

Consolidated Revenue					$1,548

Adjusted EBITDA Margin					19.3%

	Pro Forma Cash Flows
	Three Months Ended March 31, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments	Total

Net Cash Provided by (Used In) Operating Activities of Continuing Operations	$1	$(57)	$—	$—	$(56)
Capital Expenditures	(115)	(36)	—	—	(151)
Free Cash Flow	$(114)	$(93)	$—	$—	$(207)
Cash Interest Paid	$156	50	—	—	206
Interest Income	—	—	—	—	—
Unlevered Cash Flow	$42	$(43)	$—	$—	$(1)

	Regional Revenue Distribution by Channel					1Q12/ 4Q11	1Q12/ 4Q11 %Change Constant	1Q12
	1Q11 (2)	2Q11 (2)	3Q11 (2)	4Q11	1Q12	%Change	Currency	% CNS
CNS Revenue ($ in millions)
North America	$927	$955	$966	$976	$991	2%	2%	72%
Wholesale	$381	$391	$393	$388	$381	(2)%	(2)%	28%
Enterprise	$546	$564	$573	$588	$610	4%	4%	44%

EMEA	$226	$232	$237	$224	$219	(2)%	(1)%	16%
Wholesale	$96	$98	$100	$94	$92	(2)%	(0)%	7%
Enterprise	$72	$77	$80	$80	$79	(1)%	(0)%	6%
UK Government	$58	$57	$57	$50	$48	(4)%	(4)%	3%

Latin America	$155	$169	$171	$168	$172	2%	2%	12%
Wholesale	$36	$40	$38	$35	$34	(3)%	(3)%	2%
Enterprise	$119	$129	$133	$133	$138	4%	3%	10%

Total	$1,308	$1,356	$1,374	$1,368	$1,382	1%	1%	100%
Wholesale	$513	$529	$531	$517	$507	(2)%	(2)%	37%
Enterprise (1)	$795	$827	$843	$851	$875	3%	3%	63%

Total CNS	$1,308	$1,356	$1,374	$1,368	$1,382	1%	1%
Wholesale Voice Services and Other Revenue	$240	$223	$225	$211	$204	(3)%	(3)%
Total Revenue	$1,548	$1,579	$1,599	$1,579	$1,586	0%	1%

(1) Includes EMEA UK Government Revenue.

(2) Prior period results have been adjusted to reflect pro forma revenues.

LEVEL 3 COMMUNICATIONS SUMMARY FINANCIAL RESULTS

$ in Millions

Core Network Services Revenue	1Q11 (1)	2Q11 (1)	3Q11 (1)	4Q11	1Q12	1Q12/ 4Q11 %Change	1Q12 % CNS
Colocation and Datacenter Services	$127	$132	$136	$133	$136	2%	10%
Transport & Fiber	$468	$481	$483	$486	$480	(1)%	35%
IP and Data Services	$443	$466	$480	$479	$493	3%	35%
Voice Services (local and enterprise)	$270	$277	$275	$270	$273	1%	20%
Total Core Network Services	1,308	1,356	1,374	1,368	1,382	1%

Wholesale Voice Services and Other	240	223	225	211	204	(3)%

Total Revenue	$1,548	$1,579	$1,599	$1,579	$1,586	0%

(1) Prior period results have been adjusted to reflect pro forma revenues.

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in millions, except share data)	2012	2011	2011

Revenue	$1,586	$1,579	$914

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	657	660	357
Depreciation and Amortization	187	193	203
Selling, General and Administrative	626	681	357
Total Costs and Expenses	1,470	1,534	917

Operating Income (Loss)	116	45	(3)

Other Income (Expense):
Interest income	1	1	—
Interest expense	(189)	(221)	(157)
Loss on extinguishment of debt, net	(61)	(27)	(20)
Other, net	9	(28)	3
Total Other Expense	(240)	(275)	(174)

Loss Before Income Taxes	(124)	(230)	(177)

Income Tax Expense	(14)	(5)	(27)

Loss From Continuing Operations	(138)	(235)	(204)

Income (Loss) From Discontinued Operations, net	—	72	(1)
Net Loss	$(138)	$(163)	$(205)

Basic and Diluted Loss per Share *
Loss per Share From Continuing Operations	$(0.66)	$(1.15)	$(1.82)
Income (Loss) per Share From Discontinued Operations	—	0.35	(0.01)
Net Loss	$(0.66)	$(0.80)	$(1.83)

Shares Used to Compute Basic and Diluted Loss per Share (in thousands)	209,759	204,767	112,079

* Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
(dollars in millions)	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$748	$918
Restricted cash and securities	8	10
Receivables, less allowances for doubtful accounts	683	648
Other	164	131
Total Current Assets	1,603	1,707

Property, Plant and Equipment, net	8,164	8,136
Restricted Cash and Securities	52	51
Goodwill	2,497	2,541
Other Intangibles, net	333	358
Other Assets	425	395
Total Assets	$13,074	$13,188

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$724	$747
Current portion of long-term debt	227	65
Accrued payroll and employee benefits	115	209
Accrued interest	165	216
Current portion of deferred revenue	259	264
Other	145	157
Total Current Liabilities	1,635	1,658

Long-Term Debt, less current portion	8,199	8,385
Deferred Revenue, less current portion	884	885
Other Liabilities	1,047	1,067
Total Liabilities	11,765	11,995

Stockholders’ Equity	1,309	1,193
Total Liabilities and Stockholders’ Equity	$13,074	$13,188

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in millions)	2012	2011	2011

Cash Flows from Operating Activities:
Net loss	$(138)	$(163)	$(205)
(Income) Loss from discontinued operations	—	(72)	1
Net loss from continuing operations	(138)	(235)	(204)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	187	193	203
Non-cash compensation expense attributable to stock awards	24	33	25
Loss on extinguishment of debt, net	61	27	20
Accretion of debt discount and amortization of debt issuance costs	10	11	13
Accrued interest on long-term debt	(49)	46	(12)
Loss on impairment of wireless spectrum licenses	—	20	—
Deferred income taxes	7	(1)	26
Other, net	—	11	—
Changes in working capital items:
Receivables	(26)	58	(29)
Other current assets	(27)	11	(9)
Payables	(33)	20	(5)
Deferred revenue	(13)	3	(3)
Other current liabilities	(78)	(8)	(24)
Net Cash Provided by (Used In) Operating Activities of Continuing Operations	(75)	189	1

Cash Flows from Investing Activities:
Capital expenditures	(138)	(148)	(115)
Decrease (Increase) in restricted cash and securities, net	1	9	(1)
Proceeds from sale of property, plant and equipment and other assets	5	—	2
Investment in Global Crossing, net of cash acquired	—	146	—
Net Cash Provided by (Used in) Investing Activities of Continuing Operations	(132)	7	(114)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	880	1,113	772
Payments on and repurchases of long-term debt	(847)	(906)	(198)
Proceeds from stock options exercised	1	—	—
Net Cash Provided by Financing Activities of Continuing Operations	34	207	574

Discontinued Operations:
Net cash used in operating activities	—	(4)	(1)
Net cash provided by investing activities	—	59	—
Net Cash Provided by (Used In) Discontinued Operations	—	55	(1)

Effect of Exchange Rates on Cash and Cash Equivalents	3	(1)	3

Net Change in Cash and Cash Equivalents	(170)	457	463

Cash and Cash Equivalents at Beginning of Period	918	461	616

Cash and Cash Equivalents at End of Period	$748	$918	$1,079

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$228	$162	$156